Exhibit 99.1

56 Prospect St., Hartford, Connecticut 06103-2818 800 Boylston St., Boston, Massachusetts 02199

Eversource Energy Reports First Quarter 2020 Results

(HARTFORD, Conn. and BOSTON, Mass. – May 6, 2020) Eversource Energy (NYSE: ES) today reported first quarter 2020 earnings of $334.8 million, or $1.01 per share, compared with earnings of $308.7 million, or $0.97 per share, in the first quarter of 2019. Results for 2020 include an after-tax charge of $3.5 million, or $0.01 per share, associated with Eversource’s pending acquisition of the assets of Columbia Gas of Massachusetts. Absent that charge, Eversource Energy earned $338.3 million1, or $1.02 per share1, in the first quarter of 2020.

Also today, the Eversource Energy Board of Trustees declared a regular quarterly dividend of $0.5675 per share, payable June 30, 2020 to shareholders of record as of May 20, 2020. Additionally, the company today reaffirmed its 2020 earnings per share (EPS) guidance of $3.60 to $3.70 and its projected 5 to 7 percent long-term EPS growth rate.

“Our 8,300 employees do an outstanding job delivering safe and reliable service to our 4 million customers, despite the extreme challenges posed by the COVID-19 crisis,” said Jim Judge, Eversource chairman, president and chief executive officer. “Even when challenged by a late winter snowstorm in New Hampshire in March and an unusual coastal storm in Connecticut and Massachusetts in April, we safely and efficiently restored power to customers who are more dependent than ever on our critical service.”

Electric Distribution

Eversource Energy’s electric distribution segment earned $130.1 million in the first quarter of 2020, compared with earnings of $120.1 million in the first quarter of 2019. Improved results were due primarily to higher distribution revenues and lower storm restoration costs, partially offset by higher depreciation, interest and property tax expense.

Electric Transmission

Eversource Energy’s transmission segment earned $126.8 million in the first quarter of 2020, compared with earnings of $118.2 million in the first quarter of 2019. Higher transmission earnings were primarily due to additional electric transmission system investment.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $84.4 million in the first quarter of 2020, compared with earnings of $76.5 million in the first quarter of 2019. Improved results were due primarily to higher revenues, partially offset by higher operation, maintenance and depreciation expense.

Water Distribution

Eversource Energy’s water distribution segment earned $2.1 million in the first quarter of 2020, compared with $0.9 million in the first quarter of 2019. The increase was due primarily to higher revenues.

Parent and other companies

Parent and other companies had a net loss of $5.1 million in the first quarter of 2020, compared with a loss of $7 million in the first quarter of 2019. The reduced loss was due in part to lower interest expense.

The following table reconciles consolidated earnings per share for the first quarters of 2020 and 2019:

		First Quarter
2019	Reported EPS	$0.97
	Higher electric and natural gas distribution revenues in 2020 offset by higher depreciation and property tax expense and $0.01/share dilution	0.02
	Higher level of electric and natural gas distribution investment trackers in 2020 offset by $0.01/share dilution	0.02
	Higher transmission earnings offset by $0.02/share dilution	0.01
	Columbia Gas of MA acquisition charge	(0.01)
2020	Reported EPS	$1.01

Financial results for the first quarters of 2020 and 2019 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2020	March 31, 2019	Increase/ (Decrease)	2020 EPS[1]
Electric Distribution	$130.1	$120.1	$10.0	$0.39
Electric Transmission	126.8	118.2	8.6	0.38
Natural Gas Distribution	84.4	76.5	7.9	0.25
Water Distribution	2.1	0.9	1.2	0.01
Parent and Other Companies	(5.1)	(7.0)	1.9	(0.01)
Columbia Gas of MA acquisition charge	(3.5)	---	(3.5)	(0.01)
Reported Earnings	$334.8	$308.7	$26.1	$1.01

Eversource Energy has approximately 336 million common shares outstanding. It operates New England’s largest energy delivery system and serves approximately 4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note: Eversource Energy will webcast a conference call with senior management on May 7, 2020, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource’s website at www.eversource.com.

1 All per-share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Earnings discussions also include non-GAAP financial measures referencing 2020 earnings and EPS excluding certain acquisition costs and Q2 2019 earnings and EPS excluding the NPT impairment charge. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain 2020 and 2019 results without including these items. Management believes the acquisition costs and the NPT impairment charge are not indicative of Eversource Energy’s ongoing costs and performance.  Due to the nature and significance of these items on net income attributable to common shareholders, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; the negative impacts of the novel coronavirus (COVID-19) pandemic on our customers, vendors, employees, regulators, and operations; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities, acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies, substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures, including the Columbia Gas of Massachusetts asset acquisition; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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